Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

JDA SOFTWARE GROUP, INC.

(a Delaware corporation)

at

$45.00 Net Per Share

by

RP CROWN ACQUISITION SUB, LLC

a direct wholly owned subsidiary of

RP CROWN PARENT, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,

ON December 13, 2012, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November     , 2012

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 15, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and which, together with the Offer to Purchase, constitutes the “Offer”) in connection with the offer by RP Crown Acquisition Sub, LLC, a Delaware limited liability company (which we refer to as the “Purchaser”) and a wholly owned direct subsidiary of RP Crown Parent, LLC, a Delaware limited liability company (which we refer to as the “Parent”), to purchase all outstanding shares of common stock, par value $0.01 per share (which we refer to as “Shares”), of JDA Software Group, Inc., a Delaware corporation (which we refer to as the “Company”), at a purchase price of $45.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms of and subject to the conditions to the Offer. Parent is a direct wholly owned subsidiary of RP Crown Holding, LLC, a Delaware limited liabability company (which we refer to as “Holdco”), which is a direct wholly owned subsidiary of RP Holding, L.L.C., a Delaware limited liability company (which we refer to as “RP LLC”).

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the related Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $45.00 per Share, net to you in cash, without interest thereon and less any required withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 1, 2012 (together with any amendments or supplements thereto, what we refer to as the “Merger Agreement”), by and between the Parent, the Purchaser and the Company, pursuant to which, following the consummation of the Offer and subject to the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and a wholly owned direct subsidiary of the Parent.

4. After due and careful discussion and consideration, the Company’s Board of Directors unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that it is in the best interests of the Company and the Company’s stockholders that the Company enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement on the terms and subject to the conditions set forth in the Merger Agreement, (iii) declared that the terms of the Offer and the Merger are fair to the Company and the Company’s stockholders, (iv) authorized and approved the Top-Up Option (as defined and in the Merger Agreement) (including the consideration to be paid upon exercise thereof) and the issuance of the Top-Up Shares (as defined in the Merger Agreement) thereunder, (v) directed that, if required by applicable law to consummate the Merger, the adoption of the Merger Agreement be submitted to a vote at a meeting of the Company’s stockholders and (vi) recommended that the Company’s stockholders accept the Offer, tender their Shares pursuant to the Offer and, if required by applicable law, vote to adopt the Merger Agreement.

5. The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on December 13, 2012, unless the Offer is extended by the Purchaser or earlier terminated.

6. The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7. Tendering stockholders who are record owners of their Shares and who tender their Shares directly to The American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees, commissions or similar expenses or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE OFFER EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

JDA SOFTWARE GROUP, INC.

(a Delaware corporation)

at

$45.00 Net Per Share

by

RP CROWN ACQUISITION SUB, LLC

a direct wholly owned subsidiary of

RP CROWN PARENT, LLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 15, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and which, together with the Offer to Purchase, constitutes the “Offer”) in connection with the offer by RP Crown Acquisition Sub, LLC, a Delaware limited liability company (which we refer to as the “Purchaser”) and a direct wholly owned subsidiary of RP Crown Parent, LLC, a Delaware limited liability company, to purchase all outstanding shares of common stock, par value $0.01 per share (which we refer to as “Shares”), of JDA Software Group, Inc., a Delaware corporation at a purchase price of $45.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms of and subject to the conditions to the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned’s behalf will be determined by the Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                                                                                       SHARES*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

[Signature Page Follows]

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY PRIOR TO THE OFFER EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

SIGN HERE

Signature(s):

Name(s):
(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):
(INCLUDING ZIP CODE)

Area Code/Telephone Number:

Date:

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